Exhibit 10.3


                     AMENDATORY AGREEMENT

     Reference is made to the Restructuring Agreement between DIONICS, INC. and APPLE BANK FOR SAVINGS dated as of January 31, 1994, as amended by Agreement dated July 11, 2001 between Dionics, Inc. and D.A.N. Joint Venture, a Limited Partnership (the "Restructuring Agreement"). Capitalized terms used in this Agreement shall have the meanings assigned to those terms in the Restructuring Agreement, unless otherwise defined herein.

     WHEREAS, in connection with the Restructuring Agreement, Dionics executed and delivered Restructuring Documents to the Bank;

     WHEREAS, all of the Bank's rights under the Restructuring
Agreement and the Restructuring Documents having been assigned to D.A.N. Joint Venture, a Limited Partnership ("D.A.N.");

     WHEREAS, Dionics is in default with respect to the payment of principal and interest under Term Loan A and Term Loan C;

     WHEREAS, D.A.N. has commenced an action against Dionics in the Supreme Court of the State of New York, County of New York, index no. 02/604364 (the "Action");

     WHEREAS, the parties have agreed to resolve such issues as hereinafter set forth and discontinue the Action, without prejudice;

     NOW, THEREFORE, the parties hereby covenant and agree as follows:

     1. D.A.N. represents and warrants that it is the lawful ultimate assignee of the Bank with respect to all of the Bank's rights under the Restructuring Agreement and the Restructuring Documents and with respect to all of the outstanding indebtedness of Dionics as reflected therein. None of such interests has been transferred or otherwise encumbered and no other party has any rights with respect thereto.

     2. The parties hereby acknowledge and agree that as of December 31, 2002, the principal balance owing on Term Loan A is in the amount of $90,063.82 (the "Term Loan A Principal Balance") and the principal balance owing on Term Loan C is in the amount of $53,146.35 (the "Term Loan C Principal Balance"). The Term Loan A Principal Balance shall be repaid, together with interest thereon at the rate of 10.25% per annum (the "Revised Interest Rate"), in 15 equal consecutive monthly payments of $6,422.69 each, commencing January 1, 2003, and ending on March
1, 2004 (the "Maturity Date") consisting of principal and interest calculated at the Revised Interest Rate. The Term Loan C Principal Balance shall be repaid, together with interest thereon at the Revised Interest Rate, in 15 equal consecutive monthly payments of $3,790.00 each, commencing January 1, 2003, and ending on the Maturity Date consisting of principal and interest calculated at the Revised Interest Rate.

     3. The parties acknowledge and agree that the total past due interest as of December 31, 2002, on Term Loan A is in the aggregate amount of $3,421.17 (the "Loan A Aggregate Past Due Interest"). All payments on Term Loan A will be applied first to any accrued and unpaid interest, then to principal, in accordance with D.A.N.'s accounting system.

     4. The parties acknowledge and agree that the total past due interest as of December 31, 2002, on Term Loan C is in the aggregate amount of $2,018.82 (the "Loan C Aggregate Past Due Interest"). All payments on Term Loan C will be applied first to any accrued and unpaid interest, then to principal, in accordance with D.A.N.'s accounting system.

     5. Upon execution of this Agreement, D.A.N. agrees to immediately (i) withdraw the Motion for Summary Judgment pending in the Action and scheduled to be heard on January 16, 2003 and (ii) discontinue the Action in its entirety without prejudice.

     6. Dionics agrees to pay D.A.N. the reasonable attorneys fees incurred pursuant to the Restructuring Agreement dated January 31, 1994, which shall be paid by Dionics on or before January 15, 2003, subject to receipt by Dionics of an itemized bill from D.A.N.'s counsel.

     7. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement shall be binding and become effective when each party hereto shall have received by telecopier a counterpart hereof signed by the other party hereto.

     8. Except as specifically amended herein, the Restructuring Agreement and the Restructuring Documents shall remain in full force and effect and are hereby ratified and confirmed.

     9. Each of the parties hereto represents, warrants and covenants that it has had ample opportunity to consider entering into this Agreement and has had an opportunity to consult with counsel regarding this Agreement prior to executing the same.

     10. Upon maturity of this agreement, Dionics will be responsible for any unpaid principal, interest and attorney fees then due.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered the foregoing Agreement on this 2nd day of January, 2003.

               D.A.N. Joint Venture,
               a Limiteded Partnership,
               by its General Partner,
               Cadle Company of Ohio Inc.


               By:     /s/ Jon D. Gluckner
               Name:   Jon D. Glucker
               Title:  Assistant Vive President




               Dionics, Inc.


               By:     /s/ Bernard Kravitz
               Name:     Bernard Kravitz
               Title:    President